Exhibit 10.1

CONSTRUCTION LOAN AGREEMENT

THIS CONSTRUCTION LOAN AGREEMENT (“Agreement”) is made and entered into as of October 14, 2021 (the “Effective Date”) by and among AMMO, INC., a Delaware corporation (“Ammo”), FIRELIGHT GROUP I, LLC, a Delaware limited liability company (“Firelight”) (Ammo and Firelight are hereinafter referred to collectively as “Borrower”), whose address is 7681 E. Gray Road, Scottsdale, Arizona 85260, and HIAWATHA NATIONAL BANK, a national banking association (“Lender”), whose address is 777 Walton Drive, PO Box 337, Plymouth, Wisconsin 53073, its successors and assigns.

A. Borrower has made application to, and Lender has agreed to lend to Borrower the sum of up to Eleven Million Six Hundred Twenty-Five Thousand and 00/100 Dollars ($11,625,000.00) to pay a portion of the costs of constructing the Improvements upon certain real property situated in Manitowoc County, Wisconsin, and to fund Reserves, and in furtherance thereof, Borrower and Lender are entering into this Agreement.

B. This Agreement is entered into for the purpose of setting forth the terms and conditions upon which Lender will make the loan to Borrower.

NOW, THEREFORE, in consideration of the making of the Loan and other good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Article I
DEFINITIONS

For purposes of this Agreement, capitalized terms used but not defined in this Agreement have the meanings defined below in this Article I.

1.1. “Advance” means any advance of Loan Funds by Lender.

1.2. “Affiliate” means, with respect to any Person, (a) any Person directly or indirectly controlling, controlled by, or under common control with such Person, or (b) any Person owning or controlling 10% or more of the outstanding voting interests of such Person. For purposes of this definition, the term “controls,” “is controlled by,” or “is under common control with” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

1.3. “Ammo Organizational Documents” means the following, for Ammo, certified by an authorized officer of Ammo:

(a) Certificate of Good Standing issued by the Delaware Secretary of State;

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(b) Certificate of Incorporation and all amendments thereto, certified by the Delaware Secretary of State;

(c) Bylaws; and

(d) Resolutions establishing the authority to enter into the Loan Documents.

1.4. “Annual Debt Service” means the Debt Service for the prior twelve (12) month period commencing on July 1, 2022, and remeasured annually.

1.5. “Application for Payment” means a written application in form and substance as the attached Exhibit D Request For Funds form, requesting an advance of Loan Funds together with a certificate signed by Borrower and Contractor certifying as to the Improvements completed at the time; that each contractor or materialman specified in the Application for Payment has satisfactorily completed the work or furnished the materials for which payment is requested in accordance with the applicable contract; that all work for which an Application for Payment is made conforms to the Contract Documents and any approved Change Orders, and is in place; and that sufficient funds remain of the undisbursed loan amounts to complete the Project and that all funds previously disbursed have been applied as per the previous Applications for Payment.

1.6. “Appraisal” means an appraisal satisfactory to Lender which shall be addressed to Lender setting forth the value of the Premises, and separating land value from improvements. The appraisal must be a full narrative appraisal report presenting the appraiser’s methodologies, reasoning, assumptions and value conclusions, and complying with (1) Title XI of the Federal Financial Institution Reform, Recovery and Enforcement Act of 1989 (FIRREA); (2) the OCC Appraisal Standards of 12 CFR, part 34; and (3) the Code of Professional Ethics and Standards of Professional Practice of the American Institute of Real Estate Appraisers and the Guidelines for Real Estate Appraisal Policies and Review Procedures adopted by the bank supervision offices of the Federal Deposit Insurance Corporation, the Office of Thrift Supervision (OTS), Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency as of December 14, 1987. The appraisal report must also contain a Statement of Assumptions and Limiting Conditions, as well as a dated and signed Certification in accordance with Standard Rule 2-3 of the Uniform Standards of Professional Appraisal Practices of the Appraisal Foundation, and Supplement Standards of Professional Practice of the American Institute of Real Estate Appraisers. The appraisal report must be signed by an appraiser with acceptable experience and who is a licensed “Certified General Appraiser” under the appraisal certification requirements of the state in which the property is located (or a certified appraiser, if that state does not confer the description of “Certified General Appraiser”).

1.7. “Approvals” means those approvals required of the Project, the Plans and Specifications, and all other Governmental Requirements by Governmental Authorities as a condition to constructing the Project.

1.8. “Approved Plans” means the Plans and Specifications as approved by the City and its agencies.

1.9. “Architect” means Pope Associates, Inc.

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1.10. “Architect’s Contract” means that certain Standard Form of Agreement Between Owner and Architect dated January 4, 2021, by and between Architect and Ammo.

1.11. “Assignment of Contract Documents and Intangibles” means an assignment and pledge by Borrower to Lender of all Contract Documents, any permits and other documents and intangibles benefiting the Project.

1.12. “Assignment of Development Agreement” means an assignment of the Development Agreement from the City of Manitowoc, Wisconsin, to Lender, in form and substance acceptable to Lender.

1.13. “Business Day” means any day other than a Saturday, a Sunday or other day on which commercial banks in the city in which the principal office of Lender is located is not open for business.

1.14. “Capital Expenditures” means expressly identified expenses (which are required to be capitalized under GAAP) related to repairing, replacing, or constructing any portion of the Improvements.

1.15. “Cash Collateral” means $1,000,000.00 of cash held in the Deposit Account as additional security for the Loan, as further described in the Deposit Account Control Agreement.

1.16. “Certificate of Substantial Completion” means that certificate provided by Architect and Contractor to Borrower certifying that the Improvements have reached Substantial Completion.

1.17. “Change Order” means a change order from Borrower to the Contractor changing the Work.

1.18. “City” means the City of Manitowoc, Wisconsin.

1.19. “Closing” means the customary closing of the Loan on the Closing Date as contemplated by this Agreement.

1.20. “Closing Date” means the date that the Loan closes in accordance with the terms and conditions contained in this Agreement and the Loan Documents.

1.21. “Closing Documents” means the Loan Documents, the Organizational Documents, and other documents required by Lender to be delivered to Lender in connection with the Closing of the Loan.

1.22. “Collateral” means all of the security given for the payment of the Loan as described in the Loan Documents.

1.23. “Completion Date” means the date of Completion which shall not be later than the Outside Project Completion Date.

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1.24. “Consolidated EBITDA” means consolidated earnings before interest, depreciation, taxes and amortization of Ammo, as determined under GAAP.

1.25. “Construction Contracts” means the General Contract, Architect’s Contract, Subcontracts, and any other contracts entered into for the construction and equipping of the Project.

1.26. “Construction Debt Service Reserve” has the same meaning given to it in Section 3.2.

1.27. “Construction Escrow Account” means the account to be established with Disbursing Agent, as disbursing agent, wherein Disbursing Agent will hold all Loan Funds received and make disbursements therefrom.

1.28. “Construction Interest Period” has the meaning given in Section 3.2.

1.29. “Contingency Reserve” has the meaning given to it in Section 3.4.

1.30. “Contract Documents” means the Construction Contract(s), the Approved Plans, and such Change Orders and other addenda thereto.

1.31. “Contract Price” means $24,850,520.00 which is the price as established in the General Contract as Cost of the Work based on the Project Budget including Contractor’s Fee, and including ASI’s #1-6.

1.32. “Contractor” means the General Contractor and any Subcontractor.

1.33. “Contractor’s Fee” means the fee payable to the General Contractor under the General Contract for the construction of the Work.

1.34. “Conversion Date” has the meaning given in the Note.

1.35. “Covenants, Conditions, Restrictions and Impositions” means any and all (a) private covenants, conditions and restrictions included in the Permitted Encumbrances or now or hereafter affecting or encumbering the Premises, (b) covenants, conditions and restrictions imposed on the Premises or the owner or developer of any of the Premises under any (i) annexation or development agreement, (ii) Planned Unit Development agreement, plat map or similar agreement, or (iii) conditional use permit, (c) to the extent not included in Governmental Requirements, any covenants, conditions and restrictions included in any Permits or development approvals relating to the Project and its construction and its use and occupancy, and (d) any fees payable in connection with the development of the Premises (this includes, but is not limited to, water and sewer connection charges, special assessments, charges for water availability and fees in lieu of park or other dedication requirements).

1.36. “Debt” means collectively, in respect of any Person, any of the following:

(i) all indebtedness of such Person, whether or not represented by bonds, debentures, notes or securities, for the repayment of money borrowed (whether or not the recourse for payment is available to the whole of the assets of such Person or only a portion thereof), if and to the extent such obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

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(ii) all deferred obligations of the Person for the payment of the purchase price of property or assets purchased; all obligations of such Person representing the balance deferred and unpaid of the purchase price of any property or interest therein or in respect of conditional sales, except any such balance that constitutes a trade payable in the ordinary course of business in connection with obtaining goods, materials or services;

(iii) all guaranties, endorsements, assumptions and other contingent obligations in respect of, or agreements to purchase or otherwise acquire, indebtedness of others; and reimbursement obligations of such person with respect to letters of credit and bankers’ acceptances or similar credit obligations;

(iv) all obligations under interest rate protection agreements, foreign currency hedges and similar agreements;

(v) all obligations secured by any mortgage, pledge or lien existing on property owned in whole or in part by the Person, whether or not the indebtedness secured thereby shall have been assumed;

(vi) all installment purchase contracts, loans secured by purchase money security interests and lease-purchase agreements or capital leases (including leases of real property), in each case computed in accordance with GAAP;

(vii) any obligation of the Person (whether or not classified as indebtedness under generally accepted accounting rules, including an operating lease) entered into for the purpose of directly or indirectly supporting, credit enhancing or paying any Debt of another Person, including any agreement to purchase any asset or obligation and any room rate, occupancy, or operating guaranty; and

(viii) a guaranty or agreement by such Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, primary or contingent, in any manner of any part or all of the obligations of another person of the type described in clauses (a) through (g) above.

1.37. “Debt Service” means, with respect to any outstanding Debt of Borrower with respect to the Loan, for any time period, the aggregate of the payments made or to be made in respect of principal (whether by maturity, purchase or amortization), interest, lease payment, servicing fees, trustee fees, paying agent fees, or similar payments, provided that, with respect to balloon debt, Debt Service shall, be computed on a pro-forma basis on the assumption that the principal of such Debt is retired in equal payments of principal and interest commencing on the date of the incurrence of the balloon debt and ending on the assumed maturity date of such Debt, and provided further that Debt Service of any Debt constituting a guarantee or similar contingent liability shall be determined by reference to the Debt Service of the Debt guaranteed thereby.

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1.38. “Debt Service Coverage Ratio” (or “DSCR”) means with respect to any period, the ratio of (a) Consolidated EBITDA to (b) Annual Debt Service.

1.39. “Deposit Account” has the meaning given to it in the Deposit Account Control Agreement.

1.40. “Deposit Account Control Agreement” means that certain Deposit Account Control Agreement of even date herewith by and between Lender and Borrower.

1.41. “Development Agreement” means the Development Agreement between Borrower and the City of Manitowoc, Wisconsin, dated as of April 6, 2021, pursuant to which the City agreed to provide tax increment financing in the amount of $1,700,000.00, in consideration of Borrower performing certain obligations in connection with the Project.

1.42. “Direct Costs” means those Project Costs identified in the Total Project Cost Statement as “direct costs” or “hard costs”.

1.43. “Disbursing Agent” means Lender funding by and through its agent, the Title Company.

1.44. “Disbursing Agreement” means the Disbursing Agreement of even date herewith, entered into among Borrower, Lender, and Title Company governing the disbursement of Loan Funds.

1.45. “EBIDTA” means earnings before interest, depreciation, taxes and amortization of Ammo, as determined under GAAP.

1.46. “Environmental Audit” means a Phase I Environmental Site Assessment with respect to the Premises addressed and certified to Lender and performed by a qualified licensed engineer or certified environmental/industrial hygienist in strict conformance with the Standard Practice for Environmental Site Assessment Process, ASTM Standard E1527-97 and a findings and conclusions section consistent with Section 11.6.1 of ASTM Standard E1527 and any additional investigations and analysis necessary for the consultant to conclude there are no such Recognized Environmental Conditions associated with the Premises.

1.47. “Environmental Laws” means any international, federal, state or local statute, law, regulation, order, consent, decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, or Hazardous Substances or crude oil, or any fraction thereof, or to exposure to toxic or hazardous materials to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, including without limitation the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Act, the Clean Air Act, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1977, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990, and any similar or implementing state law, and any state statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances or crude oil, or any fraction thereof and all rules and regulations promulgated thereunder.

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1.48. “Equipment” has the meaning given to such term in the Mortgage.

1.49. “Event of Default” means any of those events specified as an event of default in Article X.

1.50. “Exhibits” means the following documents attached to this Agreement and incorporated herein:

Exhibit A Total Project Cost Statement

EXHIBIT B Insurance Requirements

EXHIBIT C Legal Description of Premises

EXHIBIT D Request for Funds Form

EXHIBIT E Form of Compliance Certificate

EXHIBIT F Debt Service Coverage Ratio Certificate

EXHIBIT G Site Plan

1.51. “Financing Statement” means one or more financing statements given by Borrower under the provisions of the Uniform Commercial Code to Lender perfecting a security interest in the Personalty, the Contract Documents and all intangibles.

1.52. “Final Completion” means that stage of completion where all “punch list items” and uncompleted Work has been completed and the conditions of Article IX of this Agreement have been satisfied.

1.53. “Firelight Organizational Documents” means the following, certified by an authorized officer of Firelight:

(a) Certificate of Good Standing issued by the Delaware Secretary of State;

(b) Certificate of Status in the State of Wisconsin issued by the Wisconsin Department of Financial Institutions;

(c) Certificate of Organization and all amendments thereto, certified by the Delaware Secretary of State; and

(d) Resolutions of the Officers of Ammo establishing the authority to enter into the Loan and to execute the Loan Documents.

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1.54. “First Advance” means the initial Advance of Loan Funds.

1.55. “First Monthly Payment Date” means the fifteenth (15th) day of the first full calendar month following the date of the First Advance.

1.56. “Fiscal Quarter” means each three-month period ending on March 31, June 30, September 30, or December 31.

1.57. “Fiscal Year” means the fiscal year of Ammo consisting of a twelve-month fiscal period commencing on April 1 and ending on March 31.

1.58. “Fixture” has the meaning given to such term in the Mortgage.

1.59. “Force Majeure” means to the extent that the time for performance of Work shall be delayed by acts of God, fire, windstorm, flood, explosion, collapse of structures, riot, war, labor disputes, delays or restrictions by Governmental Authorities, inability to obtain or use necessary materials, or any cause beyond the reasonable control of the party charged with the responsibility for the performance of the Work.

1.60. “Funding Date” means the date of the First Advance of Loan Funds into an escrow account or any other account.

1.61. “GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time in the United States of America.

1.62. “General Contract” means that certain Standard Form of Agreement Between Owner and Contractor (AIA Document A103-2007) dated March 18, 2021, by and between Borrower and General Contractor, for the furnishing of labor, services, and materials to the Premises in connection with the construction of the Improvements for the Contract Price, which is to be in form and substance approved by Lender.

1.63. “General Contractor” means Larson Building, Inc., the entity directly engaged by Borrower to construct the Improvements.

1.64. “Governmental Authority” means any governmental body or regulatory authority exercising jurisdiction over the Premises, the construction of the Project, including any department or subdivision of the City.

1.65. “Governmental Requirements” means all laws, statutes, codes, ordinances, rules, regulations, wetlands restrictions/regulations and historical requirements adopted or enacted by a Governmental Authority applicable to the Project and its construction and its use and occupancy.

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1.66. “Hazardous Substance” means any hazardous or toxic material, substance or waste, pollutant or contaminant which is defined, prohibited, limited or regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or Federal authority having jurisdiction over the property of Borrower, or its use, including but not limited to any material, substance or waste which is (a) defined, listed or otherwise classified as a hazardous substance, hazardous material, hazardous waste or other words of similar meaning under any Environmental Laws; (b) petroleum, petroleum hydrocarbons, and all petroleum products; (c) polychlorinated biphenyls; (d) lead; (e) urea formaldehyde; (f) asbestos and asbestos containing materials; (g) flammables and explosives; (h) infectious materials; (i) atmospheric radon at levels over 4 picocuries per cubic liter, (j) radioactive materials; or (k) defined, prohibited, limited or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing Environmental Laws; provided, however, that a de minimis quantity of hazardous substances such as is customarily utilized in the ordinary course of Borrower’s business, such as common cleaning products and solvents and medications, shall not be considered to be a Hazardous Substance for purposes of this Agreement.

1.67. “Hazardous Substances Indemnity” means that certain Hazardous Substances Indemnity Agreement executed by Borrower indemnifying and holding Lender harmless from any Hazardous Substances and the violation of any Environmental Laws.

1.68. “Improvements” means, means the approximately 160,000 square foot manufacturing facility to be constructed on the Premises in accordance with the Contract Documents, together with related Personalty to be installed.

1.69. “Indebtedness Secured Hereby” means the “Indebtedness Secured Hereby” as defined in the Mortgage and any other Debt, liability or other obligations of Borrower under the Loan Documents.

1.70. “Indemnified Loss” has the meaning set forth in Section 6.26.

1.71. “Indemnified Parties” has the meaning set forth in Section 6.26.

1.72. “Indirect Costs” means those Project Costs identified in the Total Project Cost Statement as “indirect costs” or “soft costs”.

1.73. “Inspecting Architect” means OPPIDANusa, Inc., or any Person selected by Lender to perform the services of Inspecting Architect.

1.74. “Insurance Policies” means those policies of insurance set forth in Exhibit B attached to this Agreement.

1.75. “Interest Rate” means the interest rate charged on the Loan from time to time as set forth in Section 2.2 hereof.

1.76. “Lease(s)” means a written instrument granting to a tenant the right to possession of the Premises, including without limitation the individual residential occupancy agreements.

1.77. “Licenses” means any and all licenses required to be obtained from any Governmental Authority in order for Borrower to operate an ammunition manufacturing facility at the Project.

1.78. “Lien” means any lien that may be imposed by law or by contract against the Premises for the payment of labor, materials, or services rendered by a person or entity in connection with the Work.

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1.79. “Line Item” means those individual Project Costs items as itemized by line in the Sworn Construction Cost Statement and Total Project Cost Statement.

1.80. “Loan” means the loan to be made pursuant to Article II of this Agreement in an amount of up to $11,625,000.00.

1.81. “Loan Documents” means all documents evidencing, securing or providing security or surety for the Loan, including but not limited to: this Loan Agreement; the Note; the Mortgage; the UCC Financing Statements; the Hazardous Substances Indemnity; the Deposit Account Control Agreement; the Disbursing Agreement; the Assignment of Contract Documents and Intangibles, the Assignment of Development Agreement, and all other documents executed in connection with the Loan.

1.82. “Loan Funds” means the sums of money disbursed under this Agreement and the Disbursing Agreement.

1.83. “Major Contract(s)” means all Contracts written in excess of $250,000.00.

1.84. “Materials” means all equipment, materials and goods furnished to the Premises and to be included in the Work.

1.85. “Maturity Date” means October 14, 2026; provided that notwithstanding the above, in the event that the Loan or the Indebtedness Secured Hereby is earlier declared due and payable due to Lender’s exercise of its acceleration rights upon the occurrence of a Default, as defined in the Note, or an Event of Default, such date upon which the Loan is declared due and payable shall constitute the Maturity Date.

1.86. “Minimum Capital Expenditures” means, with respect to any Fiscal Year, beginning on the Conversion Date, Capital Expenditures related to the Project or expenses of repairing, renovating, and replacing Fixtures

1.87. “Minor Changes” means Change Orders that do not (a) change the Scope of the Work, (b) change the Contract Price together with all other previous changes by more than three percent (3.0%) without the prior written consent of Lender, (c) change any individual Line Item together with all previous changes by the lesser of five percent (5.0%) or Fifty Thousand Dollars ($50,000.00) without the prior written consent of Lender, or (d) require approval by a Governmental Authority.

1.88. “Monthly Payment Date” the fifteenth (15th) day of each month, commencing on the First Monthly Payment Date up to the Maturity Date.

1.89. “Mortgage” means the certain Construction Mortgage, Security Agreement, Assignment of Rents and Leases, and Fixture Filing dated as of the date hereof, given by Borrower to Lender, mortgaging the land, improvements and other real property described therein as security for this Note.

1.90. “Note” means the Promissory Note of even date herewith made by Borrower payable to Lender in the Loan amount.

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1.91. “Organizational Documents” means, collectively, the Ammo Organizational Documents and the Firelight Organizational Documents.

1.92. “Outside Project Completion Date” means the date that is twelve (12) months after the Effective Date.

1.93. “Owner Equity” means the Total Project Costs plus the Cash Collateral, less the amount of the Loan. Of the Owner Equity, $15,640,520.00 shall be “first in” cash of Borrower, including amounts already incurred by Borrower for acquisition of the Premises and Project Costs already incurred by Borrower as described in Section 5.25.

1.94. “Payment Date” has the meaning defined in the Note.

1.95. “Permits” means all permits required by Governmental Authorities for the construction of the Improvements in accordance with the Approved Plans including any required building permits.

1.96. “Permitted Exceptions” means the exceptions to insured coverage set forth in Schedule B to the Title Policy.

1.97. “Person” means any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, limited liability company, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

1.98. “Personal Property” has the meaning given to such term in the Mortgage.

1.99. “Personalty” means all Personal Property, Fixtures, and Equipment described in the Mortgage.

1.100. “Placement Agent” means Northland Networks, Inc., a Minnesota corporation.

1.101. “Plans and Specifications” means the plans and specifications for the construction of the Improvements prepared by the Architect which Plans and Specifications shall comply with all Governmental Requirements shall in all respects be suitable for construction of the Improvements, and shall at all times conform to the Scope of the Work.

1.102. “Plat” means any subdivision of the Premises as required to be completed and filed as a condition of constructing the Project.

1.103. “Premises” means the real property described in Exhibit C attached to this Agreement, together with all improvements and fixtures now thereon and hereafter completed therein.

1.104. “Principal” means the from time to time sums of money disbursed by Lender pursuant to this Agreement.

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1.105. “Principal Balance” means from time to time the amount of Principal remaining unpaid.

1.106. “Pro Forma” means a pro forma analysis of the projected time schedule for completion, source and use of funds, the occupancy thereof and the cash flow from the Project.

1.107. “Project” means the Premises as improved, or to be improved, with the Improvements in substantial accordance with Governmental Requirements and the Approved Plans, and the process of designing and constructing the Improvements.

1.108. “Project Costs” means those costs incurred in development and construction of the Project as set forth in the Total Project Cost Statement, as such Total Project Cost Statement may from time to time be amended with the consent of Lender.

1.109. “Real Property Taxes” means all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged, levied, assessed, or imposed upon all or any portion of the Premises or use thereof, or upon any leasehold estate in the Premises or measured by the rent from the Premises with respect to the Term, but excluding federal, state or local income taxes.

1.110. “Repair and Replacement Reserve” has the meaning given to it in Section 3.3.

1.111. “Report Cure” has the meaning given to it in Section 6.23.

1.112. “Required Financial Reports” means the following in form and substance acceptable to Lender:

(a) Beginning with the Fiscal Quarter in which the Completion Date occurs, within thirty (30) days after the end of each Fiscal Quarter, unaudited financial statements of Borrower, which statements shall be prepared in accordance with GAAP and in form and substance acceptable to Lender, shall be certified as true and correct in all material respects by a financial officer of Borrower, and shall include for the Fiscal Quarter then ended: (i) a balance sheet, (ii) a statement of revenue and expenses comparing actual revenue and expenses to budgeted revenue and expenses, (iii) a statement of cash flows, and (iv) the current budget and operating statement.

(b) Beginning with the Fiscal Year in which the Conversion Date occurs, within forty-five (45) days after the end of each calendar year of Borrower, CPA-reviewed financial statements of Borrower, which statements shall be prepared in accordance with GAAP and in form and substance acceptable to Lender, shall be certified as true and correct in all material respects by a financial officer of Borrower and shall include for the Fiscal Year then ended: (i) a balance sheet, (ii) a statement of revenue and expenses comparing actual revenue and expenses to budgeted revenue and expenses, (iii) a statement of cash flows, and (iv) the current budget and operating statement.

(c) Within thirty (30) days after the due date, as extended, copies of Borrower’s federal and state income tax returns for the preceding tax year, including all Schedule K-1s and other schedules referenced in or relating to the tax returns.

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1.113. “Reserves” means any funds held by Lender in reserve and to be applied by Lender to the category for which the reserve is established or applied, including without limitation, the Construction Debt Service Reserve, the Repair and Replacement Reserve, the Construction Contingency Reserve, and the Taxes Reserve, as provided for in Article III or, upon a Default or an Event of Default, to be applied for any reason, at Lender’s sole discretion to any amounts due and payable under the Loan Documents.

1.114. “Retainage” means a percentage amount to be deducted from each Advance for payment of Direct Costs (but not including costs for materials and supplies that must be advanced to suppliers) and retained by Lender until the requirements for Disbursement of Final Balance are met. The Retainage under this Agreement shall be five percent (5.0%) of each such Advance (or portion thereof) until the Project has achieved Substantial Completion and, provided no Event of Default shall have occurred and be continuing, the Retainage shall be reduced to zero percent (0%). After the Project has been certified as having achieved Substantial Completion and the conditions precedent to final Advance have been met under Section 9.1, all of the retainages held as of that date shall be released to Borrower or to the General Contractor for payment to Sub-Contractors and suppliers whose work has been completed.

1.115. “Scope of the Work” means all Work and Materials necessary to complete the Project as contemplated by the Contract Documents.

1.116. “Single Purpose Entity” means a Person which complies with the requirements of Section 6.38.

1.117. “Site Plan” means the site plan dated February 25, 2021, prepared by Architect and approved by Lender and attached as Exhibit B.

1.118. “Soil Report” means that certain Geotechnical Engineering Report performed by ECS Midwest LLC. dated February 26, 2021, as certified to Lender.

1.119. “Sub-Contractor(s)” and “Subcontractor(s)” means those persons furnishing labor or Materials for the Project under contract with the General Contractor.

1.120. “Sub-Contracts” and “Subcontracts” means the contracts between the General Contractor and Sub-Contractors for the furnishing of labor or Materials for the Project.

1.121. “Substantial Completion” means the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so Borrower can occupy or utilize the Project for its intended use. In addition to the foregoing, the Work or any designated portion thereof shall not be considered to have reached the stage of “Substantial Completion” unless all of the following conditions have been satisfied: (a) such Work has been fully completed with the exception of minor “punch-list” items which do not interfere with the use and enjoyment of the completed Project as a manufacturing facility; (b) certificates of use and occupancy have been obtained from all necessary governmental authorities for the operation of the Project; (c) all HVAC systems are fully functioning and have been accepted by Borrower; (d) all life safety systems are fully functioning and have been accepted by Borrower and approved by applicable governmental authorities; (e) a Certificate of Substantial Completion has been issued by the Contractor and Architect and accepted by Borrower and concurred in by Lender’s Inspecting Architect; and (f) Borrower has received all certificates and any other Permits, Approvals, licenses, and other documents from any Governmental Authority having jurisdiction thereof necessary for approval of all Work including but not limited to all grading, paving and site Work.

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1.122. “Suppliers” means those persons or entities supplying Materials to the Project other than the General Contractor.

1.123. “Sworn Construction Cost Statement” means a sworn statement of Borrower listing by line each item of Work or Materials to be performed or furnished, itemized by category; the Contractor or Supplier performing or furnishing such Work or furnishing Materials; and the estimate of the cost of the Work to be done.

1.124. “Taxes Reserve” has the meaning given to it in Section 3.5.

1.125. “Tenant(s)” means any party entitled to possession of the Premises under any Lease.

1.126. “Term” has the meaning given to such term in the Note.

1.127. “Title Company” means First American Title Insurance Company, the title insurer issuing the Title Policy.

1.128. “Title Policy” means an extended coverage ALTA Lender’s Policy of Title Insurance issued by Title Company and containing such endorsements as Lender may require and setting forth as exceptions to title those exceptions as may be approved in writing by Lender.

1.129. “Total Project Cost Statement” means the statement prepared by Borrower attached as Exhibit A itemizing and setting forth the estimated cost of constructing and financing the Improvements and all Project Costs.

1.130. “Transfer” means any sale, grant, pledge, assignment, mortgage, encumbrance, security interest, consensual lien, hypothecation, lease (other than bona fide third party leases for actual occupancy by an unrelated, unaffiliated tenant), transfer or divesture or otherwise of, or an interest in (a) the Premises or (b) AMMO’s ownership interest in Firelight.

1.131. “Work” means all labor and Materials required to complete the construction of the Project including all Improvements, site grading, demolition of existing improvements, if any, landscaping, signage, installation of utilities, curb and gutter and parking areas.

Article II
THE LOAN

2.1. Loan. Subject to the terms and conditions of this Agreement and the compliance by Borrower with its obligations to Lender hereunder, Lender shall advance to Borrower and Borrower shall borrow from Lender the Loan.

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(a) Term Loan. The Loan is an advancing term loan and not a revolving loan, and any portion of the Principal Balance paid or prepaid by Borrower may not be re-borrowed. The Loan shall be repaid with interest according to the terms of the Note.

(b) Conditions Precedent. Notwithstanding any other provision herein, Lender shall have no obligation of any nature to fund any Advance unless: (i) no Event of Default has occurred and is continuing; and (ii) all conditions set forth in Article VII have been satisfied.

2.2. Interest Rate. The Loan shall bear interest at the interest rate or rates stated in the Note.

2.3. Prepayment. The Loan may be prepaid only when permitted under the Note, upon the terms and conditions of the Note, including any applicable prepayment premiums.

2.4. Acceleration on Sale or Encumbrance. In the event of a Transfer without the written consent of Lender being first obtained, whether voluntarily, involuntarily, or by operation of law, then at the sole option of Lender, Lender may upon notice to Borrower declare the entire principal balance together with accrued interest, due and payable in full. Any such payment shall be subject to the requirements, if any, in the Note providing for the payment of a prepayment premium in the event of a non-permitted Transfer. A consent by Lender as to any one Transfer shall not be deemed to be a waiver of the right to require consent to a future Transfer. Lender may withhold of condition its consent in its sole discretion.

2.5. Time of Essence. Time is of the essence. No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under the Note and the other Loan Documents. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

2.6. Recordkeeping. Lender shall record in its records, the date and amount of each Advance, the Loan amount outstanding and each repayment thereof. The unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount of the Loan then owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of Borrower hereunder or under the Note to repay the principal amount of the Loan hereunder, together with all interest accruing thereon.

2.7. Security. To secure payment of all Indebtedness Secured Hereby, Borrower shall execute, cause any party thereto other than Borrower or Lender to execute, and deliver the Loan Documents to Lender. The Loan is further secured by the Mortgage.

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Article III
RESERVES AND ADDITIONAL COLLATERAL

3.1. Reserves. At Lender’s sole discretion, Lender shall hold back from disbursement of the Loan Funds an amount sufficient to fulfill the required Reserves under this Agreement and from which Reserves funds shall be thereafter disbursed by Lender as provided in this Agreement. Interest shall accrue and be payable to Lender by Borrower on any Loan Funds Advanced at the Interest Rate set forth in the Note. If the Reserves shall be entirely disbursed, but the costs or expenses for which such Reserves have been established shall not have been fully paid and provided for, Lender shall have the right but not the duty to hold back from any further disbursement of Loan Funds sufficient to re-establish the Reserves in an amount sufficient (in Lender’s reasonable judgment) to provide for those costs and expenses thereafter. If in doing so the total of remaining Project Costs will exceed the Loan proceeds remaining to be disbursed, Borrower shall upon notice from Lender deposit with Lender additional Owner Equity in an amount sufficient to fund the Reserves in the amount of the resulting deficiency as determined by Lender. Lender shall have no obligation (a) to disburse Reserves if an Event of Default has occurred and is continuing hereunder, or (b) to disburse Reserves for any other purpose or to any other person other than for which the Reserves was established, provided if an Event of Default has occurred, Lender may disburse the Reserves in its discretion to the payment of the Loan or to any Project Cost as it may decide. All funds so deposited into Reserves and the interest earned thereon shall secure the Indebtedness Secured Hereby. Borrower hereby grants to Lender a first priority security interest in the Reserves. Upon exhaustion of the Reserves and if further costs are foreseeable, Borrower shall deposit with Lender as additional Owner Equity sums sufficient to replenish the Reserves. Lender is automatically authorized to draw upon the Reserves without the requirement of an Application for Payment or other draw certification by Borrower.

3.2. Construction Period Debt Service Reserve. There shall be established a reserve for debt service in the total amount of $262,500.00 (the “Construction Debt Service Reserve”). At Closing, Lender shall reserve out of Loan Funds the total amount of $52,500.00 to pay Debt Service due with respect to the Loan from the Effective Date to but not including the Conversion Date, as defined in the Note (“Construction Interest Period”). On the date of the First Advance, Lender shall reserve out of Loan Funds the balance of the remaining amount of the Construction Debt Service Reserve not already previously advanced at Closing by Lender. Commencing as of the date of the First Advance, Lender shall disburse directly to itself, on a monthly basis, Debt Service with respect to the Loan as it becomes due and payable commencing on the First Monthly Payment Date and continuing on each Monthly Payment Date thereafter during the Construction Interest Period until the funds in the Construction Debt Service Reserve have been depleted to pay such Debt Service, but only to the extent Net Operating Income less such Debt Service is insufficient to pay the Loan Debt Service payment then due. Lender may also disburse directly to itself at any time funds in the Construction Debt Service Reserve in an amount sufficient to pay any prepayments required under the terms of the Loan. Borrower shall pay Lender any amount by which funds in the Construction Debt Service Reserve are insufficient to pay the Loan’s Debt Service and any prepayments required under the terms of the Loan, immediately when such insufficiency arises, during the Construction Interest Period. Upon an Event of Default, or otherwise at Lender’s sole discretion at the request of Borrower, Lender may disburse to itself funds from the Construction Debt Service Reserve to pay Interest and Principal as it becomes due and payable and any other required payments under the Loan. Lender is automatically authorized to draw upon the Construction Debt Service Reserve without notice to or the consent of Borrower. On a monthly basis, Borrower shall cause such additional funds to be deposited into the Construction Debt Service Reserve as may be required to maintain the balance in the Construction Debt Service Reserve equal to or greater than the amount necessary to pay all Loan Debt Service payments and any prepayments required under the terms of the Loan during the Construction Interest Period. Any excess funds in the Construction Debt Service Reserve on the Conversion Date shall be applied to the outstanding Principal.

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3.3 Repair and Replacement Reserve.

(a) Lender hereby reserves the right to require Borrower to deposit into an interest-bearing account with Lender or its nominee (the “Repair and Replacement Reserve”) a reasonable monthly sum to set aside for repairs and replacements required for the Project.

(b) Upon Borrower’s failure to otherwise adequately maintain the Premises in good condition, Lender may, but shall not be obligated to, make any necessary capital expenditures to the Project and repairing, renovating, and replacing the Improvements or Personalty, and may disburse funds from the Repair and Replacement Reserve to itself for that purpose.

(c) Borrower may, from time to time, request a disbursement from the Repair and Replacement Reserve (to the extent funds are available) to reimburse itself for Minimum Capital Expenditures incurred by Borrower, subject to any reasonable requirements of Lender.

3.4 Contingency Reserve. An amount equal to $1,000,000.00 shall be retained from Borrower Equity to be held for construction contingency purposes (“Contingency Reserve”). So long as no Default or Event of Default exists, Borrower may draw upon the Contingency Reserve upon presenting to Lender written documentation in form and substance reasonably acceptable to Lender, that is certified by the Borrower as true and correct and evidences the need to use funds in the Contingency Reserve for construction expenses directly related the construction of the Project.

3.5 Cash Collateral. The Cash Collateral shall be held by Lender as the depositary bank in a Deposit Account in accordance with the Deposit Account Control Agreement and, provided there is no Event of Default, the funds remaining in the Deposit Account will be released to Borrower under the following circumstances: (a) fifty percent (50%) of the Cash Collateral will be released after the annual report provided to Lender under Section 6.31 of this Agreement demonstrates a Debt Service Coverage Ratio of at least 1.25 to 1.00 for a particular reporting year; and (b) the remaining fifty percent (50%) of the Cash Collateral will be released after the annual report provided to Lender under Section 6.31 of this Agreement demonstrates a Debt Service Coverage Ratio of at least 1.25 to 1.00 for a second reporting year.

Article IV
INSURANCE

4.1. Insurance. As of the Closing Date, Borrower shall obtain and shall continuously maintain thereafter and/or Borrower shall cause the General Contractor to obtain and continuously maintain the required Insurance Policies in forms of coverage and with insurers/sureties acceptable to Lender. Borrower and Lender shall be named as insured, as their interests may appear, on each policy of insurance with the originals of such policies or Accord 27 Certificates to be issued to Lender together with appropriate endorsement thereto, evidence of payment of premiums thereon and written agreements by the insurer or insurers therein to give Lender 30 days’ prior written notice of any intention to cancel. Borrower shall provide to Lender promptly upon written request, together with the Required Financial Reports, an insurance certificate evidencing coverage as provided in this Agreement.

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4.2. Insurance Policy Requirements. Maximum deductible on all coverages and policies shall be no greater than $100,000.00. The insurance carrier must be rated A, Class XII, or better, by Best’s Rating Service. Such Insurance Policies shall be written on forms and with insurance companies satisfactory to Lender, shall be in amounts sufficient to prevent Borrower from becoming a co-insurer of any loss thereunder, shall insure Lender as a first mortgagee on the casualty and business interruption/loss of rents coverage under a standard mortgagee clause, shall name Lender as a “lender’s loss payee” on all required property coverages and polices, and shall name Lender as an “additional insured” on all required liability coverages and policies. Borrower shall with respect to each of their respective policies, within 30 days prior to the expiration of any such policy, deliver other original policies of the insurer evidencing the renewal of such insurance together with evidence of the payment of current premiums therefor. Any vacancy, change of title, tenant occupancy or use, physical damage, additional improvements or other factors affecting any insurance contract must be reported to Lender immediately. An original or certified copy of each policy is required upon renewal. If no such copy is available, Lender will accept a binder for a period not to exceed 90 days. All binders, certificates of insurance, and original or certified copies of policies must name Lender as a named insured, or as an additional insured, must include the complete and accurate property address and must bear the original signature of the issuing insurance agent.

4.3. Collection of Proceeds. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Policies or other proceeds payable to it under such Insurance Policies and shall pay all reasonable expenses of Lender in participating in any loss adjustments (including the payment by Borrower of the expense of an independent Appraisal on behalf of Lender, if reasonably necessary to facilitate adjustment of a loss). All such proceeds, other than liability insurance, are hereby absolutely and unconditionally assigned, and shall be paid, to Lender for deposit in a separate account maintained by Lender, and such proceeds shall be applied in accordance with this Loan Agreement or the Mortgage.

4.4. Insurance Reserve. There shall be no reserve account or escrow for payment of insurance premiums for insurance coverages required under this Agreement. Notwithstanding the foregoing, upon the occurrence of an Event of Default, the Lender may provide notice to Borrower that the Lender elects to commence requiring the Borrower to deposit funds into escrow on a monthly basis to apply toward insurance premiums when they become due.

Article V
REPRESENTATIONS AND WARRANTIES

As of the Effective Date and each Advance, Borrower represents and warrants to Lender the following:

5.1. Validity of Loan Documents. The Loan Documents grant to Lender a valid and enforceable first priority lien and security interest in the Project.

5.2. Priority of Lien on Personalty. No chattel mortgage, bill of sale, security agreement, financing statement, or other title retention agreement (except those executed in favor of Lender) has or will be executed with respect to any Personalty used in conjunction with the construction, operation, or maintenance of the Improvements.

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5.3. Conflicting Transactions of Borrower. The consummation of the transactions hereby contemplated and the performance of the obligations of Borrower under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under the Organizational Documents, any mortgage, lease, bank loan or credit agreement, or any other instrument to which Borrower is a party or by which it or its properties may be bound or affected.

5.4. Legal Status of Ammo. Ammo is duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Delaware and has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business, to construct and equip the Project and to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party; all consents required of the ownership of Ammo necessary to authorize the execution, delivery and performance of this Agreement and of the other Loan Documents which have been or are to be executed by and on behalf of it has been duly adopted and are in full force and effect; and this Agreement and such other Loan Documents have been duly authorized, executed and delivered by and on behalf of Ammo and are the valid and binding obligations of Ammo, enforceable in accordance with their respective terms. Borrower has no shareholder control agreement or similar agreement governing its existence, administration or shareholders other than its Bylaws.

5.5. Legal Status of Firelight. Firelight is duly organized and validly existing under the laws of the State of Delaware and has all power, authority, permits, consents, authorizations, and licenses necessary to carry on its business to construct, and equip, and own the Project and to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party; all consents required of the ownership of Firelight necessary to authorize the execution, delivery and performance of this Agreement and of the other Loan Documents which have been or are to be executed by and on behalf of Firelight have been duly adopted and are in full force and effect; and this Agreement and such other Loan Documents have been duly authorized, executed and delivered by and on behalf of Firelight and are the valid and binding obligations of Firelight, enforceable in accordance with their terms. Firelight has no member control agreement, operating agreement or similar agreement governing its existence, administration or members.

5.6. Pending Litigation. There are no actions, suits or proceedings pending, or to the knowledge of Borrower threatened, against or affecting Borrower or the Premises, or involving the validity or enforceability of any of the Loan Documents or the priority of the lien thereof, at law or in equity, or before or by any Governmental Authority, except actions, suits and proceedings which are fully covered by insurance or which, if adversely determined would not substantially impair the ability of Borrower to perform each and every one of its obligations under and by virtue of the Loan Documents; and to Borrower’s knowledge it is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority.

5.7. Violations of Governmental Law, Ordinances or Regulations. There are no violations or notices of violations of any federal or state law or municipal ordinance or order or requirement of the State in which the Premises are located or any municipal department or other Governmental Authority having jurisdiction over the Premises, which violations in any way relate to, or affect the Premises.

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5.8. Compliance with Zoning Ordinances, Governmental Requirements. The Plans and Specifications, the Work and construction pursuant thereto and the use of the Premises contemplated thereby comply and will continue to comply with all Governmental Requirements, Environmental Laws, equal employment regulations, any private covenants affecting the Project, and appropriate supervising boards of fire underwriters and similar agencies and all Approvals to the construction of the Project have been obtained.

5.9. Availability of Utilities. All utility services necessary for the proper operation of the Project for their intended purposes are available at the Premises or will be made available to the Premises prior to completion of construction of the Improvements at standard utility rates and hook-up charges, including water supply, storm and sanitary sewer facilities, energy and communications facilities.

5.10. Permits. All Permits required for the construction of the Improvements are available from the Governmental Authorities and will be issued and paid for prior to construction of any portion of the Improvements for which such Permits are needed.

5.11. Condition of Premises. The Premises are not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty, nor subject to any condemnation action or exercise of eminent domain by a Governmental Authority.

5.12. Final Plans and Specifications. The Plans and Specifications are final. Excepting for Minor Changes, no changes are to be made in the Plans and Specifications as so approved without required Approvals and written approval by Lender.

5.13. Construction Contract(s). The General Contract is in full force and effect and no default exists thereunder and Borrower will perform its obligations thereunder and cause the General Contractor to perform its obligations thereunder. Borrower will cause the General Contractor to promptly furnish Lender with the complete list of all Sub-contractors or entities which General Contractor proposes to engage to furnish labor and/or materials in constructing the Improvements and will from time to time furnish Lender with true copies of all Major Contract(s).

5.14. Environmental Impact Statement. All required environmental impact statements as required by any Governmental Authority shall have been duly filed and approved prior to the advance of any of the Loan proceeds, exclusive of transaction costs.

5.15. Access. The Premises directly front on a publicly maintained road or street and have legal access to the same through governmentally approved curb cut permits.

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5.16. Hazardous Substances Representations of Borrower. To the best of Borrower’s knowledge following due inquiry, and except as disclosed by the Environmental Audit delivered to and accepted by Lender in writing, (a) the Premises have been and are free from contamination by Hazardous Substances other than (A) immaterial quantities of automotive motor oil leaked inadvertently from vehicles in the ordinary course of the operation of the Premises and cleaned up in accordance with reasonable property management procedures and any applicable law, and (B) immaterial quantities of substances customarily and prudently used in the cleaning and maintenance of the Premises in accordance with any applicable law, (b) no release of any such Hazardous Substance has occurred on or about the Premises, (c) that the Premises currently comply, and will comply based on their anticipated use, with all current Environmental Laws, (d) that, in connection with the ownership, operation, and use of the Premises, all necessary notices have been filed and all required permits, licenses and other authorizations have been obtained, including those relating to the generation, treatment, storage, disposal or use of Hazardous Substances, (e) that there is no present or to the best of Borrower’s knowledge following due inquiry, past or threatened investigation, inquiry or proceeding relating to the environmental condition of, or to events on or about, the Premises, and (f) to the best of Borrower’s knowledge there are no underground storage tanks currently existing and to the extent such underground storage tanks are existing they are registered under the required Environmental Laws and do not contain any leakages, and (g) Borrower has not received nor does it have any knowledge of any summons, citation, directive, letter or other communication, written or oral, from any local, state or federal governmental agency concerning (A) the existence of Hazardous Substances on the Premises or in the immediate vicinity, (B) the releasing, spilling, leaking, pumping, pouring, emitting, emptying, or dumping of Hazardous Substances onto the Premises or into waters or other lands or (C) violation of Environmental Laws.

5.17. Flood Plain. The Improvements will not be located in a 100-Year Flood Plain as depicted on any FIRM Maps or as determined by the Federal Emergency Management Agency.

5.18. Status of Borrower. Neither Borrower nor any controlling interest in Borrower is insolvent (as such term is defined in Section 101(29) of the Bankruptcy Act of 1978, as amended) and will not be rendered insolvent (as such term is defined in Section 101(29) of the Bankruptcy Act of 1978, as amended) by execution of this Agreement, the Loan Documents or consummation of the transactions contemplated thereby.

5.19. Due Diligence Materials. All of the financial information and other due diligence materials submitted by Borrower to Lender for Lender’s review in connection with the Loan are true, complete and correct, and Borrower is aware of no information which would make such information or materials misleading, or which if known to Lender would render reliance on such information or materials unreasonable. All contracts that are part of such due diligence materials are not terminated and remain in full force and effect, have not been amended or otherwise modified except to the extent written amendments have been provided to Lender, and no party under any such contract is in material default thereunder to Borrower’s knowledge.

5.20. Licensing. To the best knowledge of Borrower, without duty of investigation or inquiry, both of the General Contractor and the Architect hold valid professional licenses as contractor and architect, respectively, where required as a condition to performing their duties.

5.21. Purchase of Materials Under Conditional Sales Contract. No Materials, or any other part of the Improvements, to be placed in the Project, have been or will be purchased or installed under any security agreement, title retention agreement or other arrangements wherein the seller reserves or purports to reserve the right to remove or to repossess any such items or to consider them personal property after their incorporation in the Work unless authorized by Lender in writing.

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5.22. Other Agreements of Borrower. Firelight has not entered into and is not bound by any management, consulting, employment, non-competition or non-disclosure agreements, any executive compensation arrangements, or any indemnity agreements.

5.23. Construction and Operation of Premises. Except for any zoning approvals, building permits and certificates of occupancy, which have been obtained or will be obtained prior to the Completion Date, no other necessary licenses, authorizations, approvals, permits, and certificates are necessary to construct, own and operate the Project; without limitation, no regulatory licenses, regulatory approvals, or parking, transportation, indirect source plans and permits are necessary to construct, own and operate the Project.

5.24. Soil Report. The Improvements have been designed to address all of the recommendations made in the Soil Report.

5.25. Owner Equity Deposit. Borrower shall have contributed the Owner Equity to the Project and shall have documented such contribution in writing, in form and substance acceptable to Lender, and shall have delivered such writing to Lender. All Owner Equity shall be drawn and used to pay Direct Costs and Indirect Costs of constructing the Project, and, in Lender’s sole discretion, fund Reserves, before any Loan funds are used for such purposes.

Article VI
COVENANTS OF BORROWER

Until the Indebtedness Secured Hereby is paid in full, Borrower shall and shall cause the following to be true, correct and timely done:

6.1. Site. Firelight holds marketable fee simple title to the Premises, subject only to the Permitted Exceptions, and shall execute and deliver or cause to be executed and delivered such instruments as may be required by Lender and Title Company to provide Lender with a valid first lien on and security interest in the Premises subject only to the Permitted Exceptions.

6.2. Start of Work. Borrower shall diligently pursue construction of the Project to completion, and supply such moneys and perform such duties as may be necessary to complete the construction of the Project pursuant to the Contract Documents and in full compliance with all terms and conditions of this Agreement and the Loan Documents, all of which shall be accomplished on or before the Completion Date and without Liens, claims or assessments (actual or contingent) asserted against the Premises for any material, labor or other items furnished in connection therewith, and all in full compliance with all Governmental Requirements, evidence of satisfactory compliance with all of which Borrower will provide to Lender upon request therefor by Lender. Borrower agrees to hold harmless and indemnify Lender from any claimed or threatened Lien against the Premises.

6.3. Plans and Specifications. Borrower shall cause a full and complete, final set of Plans and Specifications with all Approvals to be furnished to Lender and its Inspecting Architect, for their review and approval prior to the closing of the Loan and with sufficient time for review and comment. It is understood that such review and approval is solely for the purpose of Lender’s underwriting requirements and such review shall not be construed as a review of suitability, merchantability, fitness, or compliance with Governmental Requirements or otherwise and may not be relied upon by Borrower or any other person or entity.

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6.4. Contest of Impositions, Liens and Levies. Borrower shall keep the Premises free from any Lien. Upon the assertion of a claim of Lien or the filing of a Lien against the Premises, Borrower, as applicable, shall cause the same to be immediately discharged and removed from its Premises, provided Borrower shall not be required to pay, discharge or remove any Lien so long as Borrower (as applicable) shall in good faith contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection of the Lien so contested and the sale of the applicable Premises, or any part thereof, to satisfy the same and the existence of such Lien shall not delay or hinder the construction of the Improvements and provided that Borrower (as applicable) shall have given such reasonable security as may be demanded by Lender and Title Company to protect the applicable Premises, and Lender’s interest therein, if any such Lien is determined adverse to such interests. Borrower (as applicable) shall promptly after final determination of the validity of any such Lien, pay the amount adjudicated due together with all interest and penalties which may be payable in connection therewith. Notwithstanding these provisions Borrower (as applicable) shall (and if Borrower shall fail so to do, Lender, may but shall not be required to) pay any such Lien notwithstanding such contest if in the reasonable opinion of Lender, the applicable Premises shall be in jeopardy or in danger of being forfeited or foreclosed or construction of the Project is delayed or hindered.

6.5. Surveys. Prior to the request for the First Advance, Borrower shall furnish to Lender three copies of a current land survey of the Premises prepared by a reputable, registered land surveyor, certified and prepared in form and substance satisfactory to Lender and Title Company and other interested parties and otherwise complying with the “2016 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys” as adopted by the American Land Title Association, American Congress on Surveying & Mapping and National Society of Professional Surveyors, including the following items 1, 2, 3, 4, 6, 7(a), 7(b)(1), 8, 9, 11, 13, 16, 18 and 19 of Table A and certifying the description of the Premises (including the appurtenant easements), showing all encroachments onto or from the Premises, spotting the proposed Improvements, showing access rights, easements, or utilities, rights of way affecting the Premises, showing all setback requirements upon the Premises, showing any existing improvements, showing matters affecting title, and such other items as Lender may reasonably request. After the foundation walls for the Improvements are completed, Borrower shall promptly furnish Lender with three copies of the survey revised to show the location of the Improvements and certifying that the Improvements are within the boundary lines of the Premises and the building restriction lines, if any, and that the Improvements do not encroach upon any set back easement, utility or right of way. Upon completion of construction, Borrower shall provide three copies of the Survey recertified “as built”.

6.6. Title Insurance for Premises. By Closing, Borrower shall furnish Lender with a pro forma Lender’s Title Policy, showing the final policy will be written by Title Company in the full Loan amount in form and substance satisfactory to Lender insuring the Premises are marketable, insuring fee interest to the Premises vested in Firelight free from exceptions for mechanic’s and materialmen’s liens, naming Lender as an insured and insuring that the Mortgage is a valid first lien in the full amount of the Loan subject only to the Permitted Exceptions, and with endorsements reasonably requested by Lender. At Closing, Borrower shall also pay the premiums for such policy. Within four weeks after Closing, Borrower shall undertake reasonable efforts to provide Lender with the final policy consistent with the pro forma policy along the copies of the recorded Mortgage.

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6.7. Other Documents. Prior to any request for an Advance, Borrower shall furnish Lender with copies of such other documents, instruments or materials as may be reasonably required by Lender, if any.

6.8. Restrictions on Transfer. Borrower may not effect or permit a Transfer without Lender’s prior written consent, which consent may be withheld or conditioned in Lender’s reasonable discretion.

6.9. Application of Loan Proceeds. Borrower shall use the proceeds of the Loan solely for the purpose of paying for Project Costs and such incidental costs relative to the construction of the Project as may be approved from time to time in writing by Lender, and in no event may Borrower use any of the Loan proceeds for personal or other purposes.

6.10. Expenses. Borrower shall pay all costs associated with the Loan and all expenses of Lender with respect thereto including, but not limited to, fees and expenses of Lender’s counsel and all other attorney’s fees, including but not limited to, attorneys’ fees and costs incurred in connection with negotiating the Loan terms, preparing the Loan Documents, reviewing due diligence materials, analyzing compliance with the Loan terms, amending the Loan terms, foreclosure and other enforcement of a Default or an Event of Default, or otherwise incurred in connection with disbursement, administration, collection, closing, or enforcement of the Loan, fees and costs of Lender’s Inspecting Architect, consultants, costs of title insurance, transfer taxes, license and Permit fees, recording expenses, surveys, intangible taxes, Appraisal fees, expenses of collection and foreclosure and similar items. Lender has the right but not the duty to disburse the Loan Funds directly to itself for any such costs and expenses without the requirement of an Application For Payment or other draw certification by Borrower. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

6.11. Placement Agent Commissions. Borrower agrees to pay any Placement Agent commissions and fees that are determined to be due Placement Agent for arranging the Loan and shall indemnify Lender from any liability, claims or losses arising by reason of any placement agent or broker claiming a fee or commission due in connection with the Loan. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists. Borrower shall pay all of Placement Agent’s attorney’s fees and expenses incurred in connection with the Loan.

6.12. Governmental Requirements. Borrower shall comply promptly with any Governmental Requirements, including appropriate supervising boards of fire underwriters and similar agencies and the requirements of any insurer issuing coverage on the Project. Borrower shall comply with and shall require the Contractors to comply with all Governmental Requirements and all rules, regulations, ordinances and laws bearing on the conduct of the Work and the Improvements, including the requirements of any insurer issuing coverage on the Project and the requirements of any supervising boards of fire underwriters or similar agencies.

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6.13. Right of Lender to Inspect Premises. Subject to Federal and State laws, rules and regulations and upon advance reasonable notice, Borrower shall permit Lender and Title Company and their representatives and agents to enter upon the Premises to inspect the Work and all Materials to be used in construction thereof and to cooperate and cause the Contractor(s) to cooperate with Lender, Title Company, and their representatives and agents during such inspections; provided, however, that this provision shall not be deemed to impose upon Lender or Title Company any duty or obligation whatsoever to undertake such inspections, to correct any defects in the Work or to notify any person with respect thereto. Notwithstanding the foregoing, Borrower shall be responsible for making inspections as to the Work during the course of construction and shall determine to its own satisfaction that the work done or materials supplied by the Contractor(s) and all Subcontractors has been properly supplied or done in accordance with the applicable contracts. Borrower will hold Lender and Title Company harmless from, and Lender and Title Company shall have no liability or obligation of any kind to Borrower, any third parties or creditors of Borrower in connection with any defective, improper or inadequate workmanship or materials brought in or related to the Work or the Premises, or any Liens arising as a result of such workmanship or materials. Upon Lender’s reasonable request, Borrower shall replace or cause to be replaced any such Work or Material found to be deficient. Such inspections are solely for the purpose of Lender’s underwriting requirements and such review shall not be construed as a review of suitability, merchantability, fitness, or compliance with Governmental Requirements or otherwise and may not be relied upon by Borrower or any other person or entity.

6.14. Books and Records. Borrower shall set up and maintain accurate and complete books, accounts and records pertaining to the Project including working drawings in a manner reasonably acceptable to Lender. Lender, Title Company and Inspecting Architect shall have the right at all reasonable times to inspect, examine and copy all books and records of Borrower relating to the Project, and to enter and have free access to the Premises and improvements and to inspect all Work done, labor performed, and Materials furnished in or about the Project. Any such inspection is solely for the purpose of Lender’s underwriting requirements and such review shall not be construed as a review of suitability, merchantability, fitness, or compliance with Governmental Requirements or otherwise and may not be relied upon by Borrower or any other person or entity.

6.15. Correction of Defects. Borrower shall from time to time promptly correct or cause the Contractor(s) to correct any defects in the Work or any departure from the Plans and Specifications not previously approved by Lender. An Advance of any Loan Funds shall not constitute a waiver of Lender’s right to require compliance with this covenant.

6.16. Sign Regarding Construction Financing. Borrower shall allow Lender to erect and maintain during construction at a suitable site on the Premises a sign indicating that construction financing is being provided by Lender and to publicize Lender’s financing role.

6.17. Additional Documents. Borrower shall furnish to Lender all instruments, documents, initial surveys, footing or foundation surveys, certificates, Plans and Specifications, Appraisals, financial statements, Title Policy, and other insurance reports and agreements and each and every other document and instrument required to be furnished by Borrower, hereunder, all at Borrower’s expense; shall assign and deliver to Lender such documents, instruments, assignments and other writings, and do such other acts necessary or desirable to preserve and protect the Collateral at any time securing or intended to secure the Note, as Lender may reasonably require; and shall do and execute all and such further lawful and reasonable acts, conveyances and assurances for the carrying out of the intents and purposes of this Agreement, as Lender shall reasonably require from time to time.

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6.18. General Contract; Assignment of Construction Contracts. By the Closing Date, Borrower shall furnish Lender with the signed General Contract, which shall be acceptable to Lender in its reasonable discretion, copies of all Major Contracts and assign to Lender the Construction Contracts. Borrower shall permit no default under the Construction Contracts; shall not waive any of the obligations of the parties thereunder; and shall do no act which would relieve such parties from their obligations thereunder. Borrower shall make no amendments to such contracts, without the prior written consent of Lender and excepting Minor Changes shall not enter into Change Orders or extras without Lender’s consent nor permit any changes to the Scope of the Work. Borrower shall allow all Major Contracts to be subject to the approval of Lender for its underwriting purposes; shall allow Lender to take advantage of all the rights and benefits of the contracts upon any Event of Default by Borrower; and shall submit evidence to Lender that the Contractor(s) will permit Lender to acquire Borrower’s interest in such contracts without additional charge or fee beyond payment of the Contract Price should an Event of Default occur hereunder. Lender may not unreasonably withhold or condition such consent or approval under this Section.

6.19. Opinions of Counsel. Prior to the Closing Date, Borrower shall furnish such opinions of counsel as Lender may require in connection with the matters contemplated by this Agreement.

6.20. Soil Tests; Soil Remediation. By Closing, Borrower shall provide Lender with a Soil Report prepared by an acceptable engineer certifying as to the status of the soil conditions on the Premises, the need or lack of need for special pilings and foundations and that either any pilings and foundation necessary to support the Improvements have been placed in a manner and quantity sufficient to provide the required support or that no such pilings and foundations are necessary for the support and construction of the Improvements and evidence that the same have been incorporated in the Approved Plans. Borrower shall design, perform and construct the Improvements in a manner that takes into account and implements all of the recommendations of the geotechnical engineer contained in the Soil Report.

6.21. Margin Stock. No part of the proceeds of the Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry “margin stock” (as such term is defined in Regulation U of the Federal Reserve Board) or to extend credit to others for the purpose of purchasing or carrying “margin stock” or to refund indebtedness originally incurred for such purpose, or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations T, U or X as promulgated by the Federal Reserve Board.

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6.22. Financial Information. By Closing, Borrower shall provide Lender current financial information regarding Borrower and General Contractor as Lender may reasonably require. During the term of the Loan Borrower shall provide to Lender and Placement Agent the Required Financial Reports when due. In the event Borrower fails to furnish any such Required Financial Reports when due, the same shall be an Event of Default and in addition to any other remedies available to Lender, Lender may cause an audit to be made of Borrower’s books and records at the sole cost and expense of Borrower. Notwithstanding the foregoing, upon Lender’s delivery of written notice to Borrower of Borrower’s failure to timely provide a Required Financial Report, not more often than once per consecutive twelve (12) month period, Borrower shall have a fifteen (15)-day grace period commencing on the day on which Lender delivered such written notice during which time Borrower may deliver the then Required Financial Report and cure the Event of Default (a “Report Cure”). The Report Cure is available only one time for one report per consecutive twelve (12) month period notwithstanding the number of Required Financial Reports due at any given time. Lender also shall have the right to examine at their place of safekeeping at reasonable times all books, accounts and records relating to the operation of the Premises. Notwithstanding any of the above requirements, Borrower shall not be obligated to disclose or provide financial information in violation of any Securities Exchange Commission, NASDAQ, or any publicly traded securities regulatory authorities, and all such financial information will be provided only in coordination with the timing of publicly released information. Borrower may require Lender to execute assurances as reasonably requested by Borrower to prohibit any unlawful use of information provided to Lender concerning the Borrower’s financial or other material and non-public information.

6.23. Compliance Certificate. Within 120 days after the end of each Fiscal Year, Borrower agrees to provide to Lender a certificate of the manager and/or officer of Borrower in substantially the form attached hereto as Exhibit E stating whether he/she has knowledge of the occurrence of any Event of Default under any of the Loan Documents or any event that with the giving of the notice or the passage of time would constitute an Event of Default under any of the Loan Documents, other than Events of Default previously reported and remedied and, if so, stating in reasonable detail the facts with respect to such Event of Default (“Compliance Certificate”).

6.24. Material Effect. Borrower will transmit to Lender, immediately upon receipt thereof, any communication which could materially affect Lender’s security for the Loan or have a material adverse effect on the Premises, the Improvements, or the Project, the financial condition of Borrower and will promptly respond fully to any inquiry of Lender made with respect thereto.

6.25. Environmental Covenants. Borrower shall (a) comply and shall cause all occupants and employees of the Premises to comply with all federal, state and local laws, rules, regulations and orders with respect to the discharge, generation, removal, transportation, storage and handling of Hazardous Substances, (b) remove any Hazardous Substances immediately upon discovery of same, in accordance with applicable laws, ordinances and orders of governmental authorities having jurisdiction thereof, (c) pay or cause to be paid all costs associated with such removal; (d) prevent the migration of Hazardous Substances from or through the Premises onto or under other properties; (e) keep the Premises free of any lien imposed pursuant to any state or federal law, rule, regulation or order in connection with the existence of Hazardous Substances on the Premises; (f) not install or permit to be incorporated into any improvements in the Premises or to exist in or on the Premises any asbestos, asbestos-containing materials, urea formaldehyde insulation or any other chemical or substance which has been determined to be a hazard to health and environment; (g) not cause or permit to exist, as a result of an intentional or unintentional act or omission on the part of Borrower, any employee, or any occupant of the Premises, a releasing, spilling, leaking, pumping, emitting, pouring, emptying or dumping of any Hazardous Substances onto the Premises or into waters or other lands; and (h) give all notifications and prepare all reports required by Environmental Laws or any other law with respect to Hazardous Substances existing on, released from or emitted from the Premises.

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6.26. Environmental Indemnification. Borrower indemnifies and holds harmless Lender, its officers, directors, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns (“Indemnified Parties”) from and against any and all claims, losses, liabilities (including without limitation strict liability), suits, obligations, fines, damages, judgments, injuries, administrative orders, consent agreements and orders, penalties, actions, causes of action, charges, costs and expenses, including without limitation attorneys’ fees and consultants’ fees (a) arising out of the inclusion in the Premises of Hazardous Substances or the presence on, the release from, the generation, manufacture, refining, treatment, storage, handling or disposal on, in or from the Premises of any Hazardous Substances, or any underground or above ground storage tanks containing Hazardous Substances and the cost of removal and remediation of the foregoing, or (b) arising out of the transportation, discharge or removal from the Premises of any Hazardous Substance, or (c) arising out of the inclusion in any product manufactured on the Premises of a Hazardous Substance; or (d) arising out of the failure to perform the removal or abatement of or to institute a safe, effective and environmentally approved control plan for any Hazardous Substance or the replacement or removal of any soil, water, surface water, or ground water containing Hazardous Substance in accordance with Environmental Laws; or (e) arising out of the existence of any environmental lien against the Premises pursuant to any Environmental Laws; or (f) arising out of any violation or claim of violation of Environmental Laws with respect to the Premises; or (g) arising out of any administrative proceedings and negotiations of any description with any and all persons, political subdivisions, or governmental agencies in connection with an alleged or actual violation of an Environmental Law or presence of Hazardous Substances on the Premises; or (h) arising out of any breach of any of the representations and covenants contained herein relating to Hazardous Substances and Environmental Laws (collectively the “Indemnified Loss”). Borrower shall bear, pay and discharge such Indemnified Loss as and when the same becomes due and payable.

6.27. Updated Appraisals. Borrower agrees that Lender shall have the right to obtain, at Borrower’s expense, an updated Appraisal of the Project from an appraiser approved by Lender at any time that an Event of Default shall have occurred hereunder, and is continuing. In the event that Lender shall elect to obtain such an Appraisal, Lender may immediately commission an appraiser acceptable to Lender to prepare the Appraisal and Borrower shall fully cooperate with Lender and the appraiser in obtaining the necessary information to prepare such Appraisal. In the event that Borrower fails to cooperate with Lender in obtaining such an Appraisal or in the event that Borrower shall fail to pay for the cost of such Appraisal immediately upon demand, such event shall constitute an Event of Default hereunder and Lender shall be entitled to exercise all remedies available to it hereunder. If no Event of Default has occurred and is continuing, any updated Appraisal shall be at the expense of the Lender.

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6.28. Operation of Project Generally. Borrower covenants and agrees with respect to the Project:

(a) Except as disclosed in writing to Lender, Borrower has obtained all Licenses and certificates necessary or required to operate the Project and shall continuously hold and maintain the same until the Indebtedness Secured Hereby is paid in full.

(b) Until the Loan is paid in full, Borrower and the Project (and the operation thereof) will be in compliance in all material respects with the applicable provisions of every law, ordinance, statute, regulation, order, standard, restriction or rule of any federal, state or local government or quasi-governmental body, agency, board or authority having jurisdiction over the operation of the Project, including, without limitation, (i) fire safety codes, and (ii) the applicable provisions of rules, regulations and published interpretations to which the Project is subject. So long as any part of the Indebtedness Secured Hereby remains unpaid, Borrower shall operate or cause the Project to be operated in compliance with such laws or regulations.

(c) All required Licenses (i) will be obtained prior to the operation of the Project; (ii) will not be transferred to any facility other than the Project, (iii) have not and will not be pledged as collateral security for any other loan or indebtedness, and (iv) will be free from restrictions or known conflicts which would materially impair the use or operation of the Project as intended, and (v) will not be provisional, probationary or restricted. Borrower shall not rescind, withdraw, revoke, amend, modify, supplement, or otherwise alter the nature, tenor or scope of the Licenses for the Project. So long as any part of the Indebtedness Secured Hereby remains unpaid, Borrower shall operate or cause the Project to be operated in a manner such that the Licenses remain in full force and effect.

(d) Neither Borrower nor the Project are subject to any proceeding, suit or investigation by any federal, state or local government or quasi-governmental body, agency, board or authority or any other administrative or investigative body which may result in the imposition of a fine, alternative, interim or final sanction, or which would have a material adverse effect on Borrower or the operation of the Project, or which would result in the revocation, transfer, surrender, suspension or other impairment of the Project, nor any license.

(e) Neither the execution nor the delivery of the Note, the Mortgage, or the other Loan Documents, Borrower’s performance thereunder, the recording of the Mortgage, nor the exercise of any remedies by Lender will adversely affect (i) the right to receive any third party payments and third party reimbursements with respect to the Project, nor materially reduce the third party payments and third party reimbursements to be received upon the opening of the Project and until the Indebtedness Secured Hereby is paid in full; or (ii) any of the Licenses. Borrower has not pledged any such payments for any other loan or indebtedness.

6.29. Prompt Payment. Borrower shall deliver to Lender, within 24 hours after receipt, a copy of any notice Borrower receives from any Contractor or any Subcontractor or Supplier stating an intent to suspend or terminate the Construction Contract if the person or entity giving the notice does not receive payment for work performed by the person or entity giving such notice.

6.30. Indebtedness. Firelight covenants and agrees that it shall not incur any additional Debt without the prior written consent of Lender, which consent may be withheld or conditioned in Lender’s absolute discretion. Lender acknowledges that Ammo is the borrower of a credit facility issued by FSW as lender, which credit facility encumbers certain personal property owned by Ammo and used in its manufacturing facility, some of which will be located at the Project, that is not included in the Collateral. Ammo hereby represents and warrants that FSW has reviewed the Loan Documents and consented to Lender making the Loan.

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6.31. Debt Service Coverage Ratio. Ammo shall maintain a Debt Service Coverage Ratio of: (a) not less than 1.25 to 1.00 for the period defined below and continuing to and including the Maturity Date. The Debt Service Coverage Ratio shall be tested on an annual basis, as of July 1, 2022 for each previous year. Within five (5) business days of filing, Borrower shall provide to Lender a certificate of the chief financial officer of Borrower in substantially the form attached hereto as Exhibit F setting forth Borrower’s Debt Service Coverage Ratio and the calculations used to evidence the same.

6.32. Covenants, Conditions, Restrictions and Impositions. Borrower shall timely observe, comply with and pay all Covenants, Conditions, Restrictions and Impositions.

6.33. Change of Use/Management Agreements. Borrower shall not alter or change the use of the Project or enter into any management agreement or operating lease for the Project, unless Borrower notifies Lender and provide Lender a copy of the proposed lease agreement or management agreement, obtain Lender’s prior written consent thereto, which consent may be withheld in Lender’s reasonable discretion, and attain and provide Lender with a subordination agreement in a form satisfactory to Lender, as determined by Lender in its reasonable discretion, from such manager or lessee subordinating to all rights of Lender.

6.34. Condition of Premises; Minimum Capital Expenditures. Borrower shall maintain (or cause the Manager to maintain) the Premises in good order and condition, consistent with the operation of a manufacturing facility. For each Fiscal Year until the Indebtedness Secured Hereby is paid in full, Borrower shall incur not less than the Minimum Capital Expenditures. Within 45 days after the end of each fiscal year, Borrower shall provide evidence satisfactory to Lender that it has incurred not less than the Minimum Capital Expenditures, including paid invoices identifying the capital expenditure(s).

6.35. Management Agreement. Borrower shall not enter into, amend or terminate any management agreement with any manager, or waive or forgive any default of any manager, without Lender’s consent, which consent may be withheld or conditioned in Lender’s sole discretion.

6.36. Leases; Other Occupancy Agreements. Borrower may not enter into any lease of any part of the Premises to a non-Affiliate of Borrower without first obtaining Lender’s written consent to the terms of the Lease, which may be withheld or conditioned in Lender’s sole discretion.

6.37. Operation of Project as a Manufacturing Facility. Borrower covenants and agrees with respect to the Project:

(a) Borrower shall continuously hold and maintain the Project as a manufacturing facility until the Indebtedness Secured Hereby is paid in full, and shall not materially change the size, nature or use of thereof unless Borrower has obtained Lender’s written consent to any such change, which may be withheld or conditioned in Lender’s sole discretion.

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(b) Until the Loan is paid in full, Borrower and the Project (and the operation thereof) will be in compliance in all material respects with the applicable provisions of every law, ordinance, statute, regulation, order, standard, restriction or rule of any federal, state or local government or quasi-governmental body, agency, board or authority having jurisdiction over the operation of an ammunition manufacturing facility. So long as any part of the Indebtedness Secured Hereby remains unpaid, Borrower shall operate or cause the Project to be operated in compliance with such laws or regulations.

(c) All required Licenses (i) will be obtained prior to the operation of the manufacturing facility at the Project (ii) will not be transferred to any facility other than the Project, (iii) have not and will not be pledged as collateral security for any other loan or indebtedness, and (iv) will be free from restrictions or known conflicts which would materially impair the use or operation of the Project as intended, and (v) will not be provisional, probationary or restricted. Borrower shall not rescind, withdraw, revoke, amend, modify, supplement, or otherwise alter the nature, tenor or scope of the Licenses. So long as any part of the Indebtedness Secured Hereby remains unpaid, Borrower shall operate or cause the Project to be operated in a manner such that the Licenses remain in full force and effect.

(d) Neither the execution nor the delivery of the Note, the Mortgage or the other Loan Documents, Borrower’s performance thereunder, the recording of the Mortgage, nor the exercise of any remedies by Lender, will adversely affect any of the Licenses required for Borrower to operate the Project as an ammunition manufacturing facility.

(e) Borrower shall post all Licenses as required to be posted under applicable law.

6.38. Maintain Single Purpose Entity Status. Firelight shall not:

(a) Engage in any business or activity other than the ownership, operation and maintenance of the Premises, and activities incidental thereto;

(b) Acquire or own any material assets other than (i) the Premises, and (ii) such machinery, equipment, fixtures and other personal property as may be necessary for the operation of the Premises and Borrower’s business;

(c) Merge into or consolidate with any Person other than an Affiliate, or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets (except as permitted in the Loan Documents) or change its legal structure, without in each case Lender’s consent;

(d) Without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of its Certificate of Organization, any operating agreement or Limited Liability Company Agreement, or any similar organizational document, as same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would adversely affect its status as a Single Purpose Entity or its ability to perform its obligations hereunder, under the Note or any other document evidencing or securing the Loan;

(e) Own any subsidiary or make any investment in, any Person without the consent of Lender;

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(f) Commingle its funds or assets with assets of, or pledge its assets with or for, any of its members, Affiliates, principals or any other Person;

(g) Except as otherwise provided for in this Agreement, incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Loan and trade payables incurred in the ordinary course of business, payable within ninety (90) days of the date incurred, based on historical amounts;

(h) Fail to maintain its records, books of account and bank accounts separate and apart from those of its members, principals and Affiliates, and the Affiliates of any of its members, principals, and any other Person;

(i) Enter into any contract or agreement with any of its members, principals or Affiliates, or the Affiliates of any of its members, principals, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties;

(j) Seek its dissolution or winding up in whole, or in part;

(k) Maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any of its members, principals and Affiliates, or the Affiliate of any of its members, principals or any other Person;

(l) Hold itself out to be responsible for the debts of another Person or pay another Person’s liabilities out of its own funds;

(m) Make any loans or advances to any third party, including any of its members, principals or Affiliates, or the Affiliates of any of its members, principals;

(n) Fail to have prepared and filed its own tax returns;

(o) Agree to, enter into or consummate any transaction which would render it unable to confirm that (i) it is not an “employee benefit plan” as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) it is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) less than twenty-five percent (25%) of each of its outstanding class of equity interests are held by “benefit plan investors” within the meaning of 29 C.F.R. § 2510.3-101(f)(2); or

(p) Fail either to hold itself out to the public as a legal Person separate and distinct from any other Person or to conduct its business solely in its own name, in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that it is responsible for the debts of any third party (including any of its members, principals or Affiliates, or any general partner, principal or Affiliate thereof).

6.39. No Developer Fee. Borrower shall not pay any developer fee, construction management fee or the like to any third parties, including Affiliates, without Lender’s consent.

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Article VII
CONDITIONS PRECEDENT TO AN ADVANCE

7.1. Conditions Precedent to First Advance. It shall be a condition precedent to the first Advance that:

(a) Title. The Premises shall have been acquired by Firelight, and marketable fee simple title to the Premises has been vested in Firelight subject only to the Permitted Exceptions, and the Mortgage, and the other Loan Documents shall have been duly executed and recorded in such offices as to require to create a valid and binding enforceable first lien against the Premises and the Title Policy shall have been issued insuring Lender to that effect.

(b) Closing Documents. The Closing Documents shall have been duly executed and delivered to Lender and shall be in full force and effect with no default thereunder.

(c) No Material Adverse Change. (i) No material adverse change has occurred (A) in the financial status or legal existence of Borrower, (B) in the Project, and (ii) no materially adverse event has occurred that would cause the actual Project Costs to deviate from the Total Project Cost Statement, except for Minor Changes, without Lender’s prior written consent.

(d) Loan is Balanced. The total amount of the Loan Funds available for Project Costs, plus any other Owner Equity deposited in the Construction Escrow Account shall be sufficient, in the reasonable opinion of Lender to complete and pay for all Work in its entirety. To the extent the total shall be insufficient at any time, in Lender’s reasonable opinion to complete the Work and pay for the same in full or be less than the Project Costs, Borrower shall immediately deposit in the Construction Escrow Account additional Owner Equity funds in an amount equal to such deficiency.

(e) Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of the date of each Advance as originally made, and as if remade on the date of the Advance in question.

(f) Covenants. Borrower shall have complied with all of the covenants made by them in Article VI.

(g) General Contractor Sworn Construction Statement. The General Contractor shall have submitted to Lender and Title Company the Sworn Construction Statement. From time to time if the Project Cost changes or the Scope of the Work changes, Borrower shall furnish to Lender any amendments or additions to the original statement as so submitted.

(h) Total Project Cost Statement. Borrower shall have submitted to Lender and Title Company the Total Project Cost Statement approved by Lender and a timetable with a schedule of anticipated advances shall have been furnished to and approved by Lender. From time to time if the Project Cost changes or the Scope of the Work changes, Borrower shall furnish to Lender any amendments or additions to the original statement as so submitted.

(i) Approvals. All required Approvals shall have been satisfied.

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(j) No Event of Default. No Event of Default has occurred and is continuing under this Agreement or under any other Loan Document.

(k) Disbursing Agreement. The Disbursing Agreement shall have been executed and delivered, and all requirements of the Disbursement Agreement for an Advance shall have been satisfied (including without limitation the requirement that Inspecting Architect has approved the Work done to date and confirmed the progress of the Work done to date and agreeing with the percentage of completion stated in the Application For Payment.

(l) Permits. All Permits shall have been issued without conditions (other than as may be satisfied by the Work).

(m) Site Plan Approval. The City shall have approved the construction of the Project, the site plan for the Project, and the Plat shall have been recorded with the appropriate office for the recording of the same in Manitowoc County, Wisconsin.

Article VIII
METHODS OF DISBURSEMENTS OF LOAN PROCEEDS

8.1. Procedure. All Advances shall be disbursed pursuant to the Disbursing Agreement and shall be secured by the Loan Documents.

8.2. Disbursement for Approved Project Costs Only. Except as provided in Section 3.1 and Section 6.10 (regarding Lender’s right to disburse funds), no disbursement will be made for other than Project Costs set forth in the approved Total Project Cost Statement and then, except for Minor Changes, not to exceed the Line Items set forth therein without Lender’s prior written consent.

Article IX
DISBURSEMENT OF FINAL LOAN BALANCE

9.1. Disbursement of Final Balance. At no time and in no event shall Lender be obligated to disburse the final balance of the proceeds of the Loan and any Retainage until:

(a) The General Contractor shall have provided a written statement certifying that all Work has been completed and all conditions to be performed under the General Contract have been fulfilled and there is no reason that the General Contractor shall not be paid in full.

(b) The Project Architect shall have confirmed Final Completion of all of the Work.

(c) Lender’s Inspecting Architect shall have confirmed Final Completion of all of the Work.

(d) Lender shall have received a satisfactory “as-built” update to the original ALTA survey reflecting the final location of the Improvements as fully completed on the Premises.

(e) Title Company shall have been furnished with final lien waivers from all Contractors waiving all rights to assert a Lien against the Premises for all Work done and if required by Lender or Title Company, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Work.

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(f) Lender shall have received evidence that all of the terms, provisions and conditions of this Agreement on the part of Borrower to be performed or caused to be performed through the date of such final disbursement have been fulfilled to the satisfaction of Lender.

(g) The elevators at the Project (if any) have passed any relevant elevator inspections, and the related certificate has been issued to Borrower with a copy delivered to Lender.

(h) Borrower has obtained all Licenses required by applicable law to operating the Project, and copies thereof have been delivered to Lender.

Article X
EVENTS OF DEFAULT

It shall be an “Event of Default” under this Agreement on the happening of any of the following:

10.1. Failure to Pay. Borrower fails to pay any amount payable under this Agreement, the Note or the other Loan Documents, including principal, interest or other charges, after the date such payment is due and such failure remains unremedied for five (5) Business Days after written notice thereof shall have been given to Borrower by Lender;

10.2. Failure to Perform Covenants. Borrower fails to perform or observe any term, covenant or agreement contained in any Loan Document on its part to be performed or observed and any such failure remains unremedied for thirty (30) days after written notice thereof shall have been given to Borrower by Lender, provided, however, that no Event of Default shall be deemed to exist if, within said thirty (30) day period, Borrower has commenced appropriate action to remedy such failure and is diligently and continuously pursuing such action until such cure is completed, unless such cure is or cannot be completed within ninety (90) days after written notice shall have been given;

10.3. Failure to Complete Construction. General Contractor shall fail to commence construction within the time limits required by this Agreement, General Contractor shall default under the General Contractor Agreement, or the Project shall not be completed by the Outside Project Completion Date except where such failure is due to Force Majeure and Completion is achieved as soon as reasonably possible.

10.4. Breach of Representation or Warranty. Any representations or warranties made or agreed to be made in any of the Loan Documents or this Agreement shall be breached by Borrower or shall prove to be false or misleading in any material respect.

10.5. Filing of Liens Against the Premises. Except as provided for in Section 6.4 herein, any Lien shall be asserted or filed against the Premises or any Lien or notice of work stoppage shall be served on Lender and such Lien or notice of work stoppage shall not be released or bonded over and stayed to Lender’s satisfaction within 30 days after the assertion or filing thereof.

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10.6. Litigation Against Borrower. Any suit shall be filed against Borrower which (a) creates a stoppage of the Work or enjoins the ongoing construction or (b) which, if adversely determined, would substantially impair the ability of Borrower to perform its obligations under the Loan Documents or complete the Work by the Completion Date, and which is not dismissed within 60 days after its filing.

10.7. Judgment, Writ, Attachment or Levy Upon the Premises. A judgment, writ or warrant of attachment or execution or similar process, levy or seizure in an amount greater than One Hundred Thousand and 00/100 Dollars ($100,000.00) be made under any process against the Premises and such action shall not be released or bonded over to Lender’s satisfaction within ten (10) business days after the assertion or filing thereof and shall continue unreleased and in effect for a period of 60 days or more.

10.8. Acceleration of Other Debts. Borrower does, or omits to do, any act, or any event occurs, as a result of which any material obligation of Borrower, not arising hereunder, may be declared due and payable by the holder thereof and which continues uncured for 15 days thereafter and which materially affects Borrower’s ability to perform its obligations hereunder.

10.9. Non-Permitted Transfers. Except as permitted by Section 6.9, a Transfer shall occur without the prior, written consent of Lender.

10.10. Abandonment. The Project is abandoned or Work thereon ceases or delays for a period of at least 15 days which period has not been accounted for in any written construction timeline or schedule delivered and approved by Lender, or delays in construction occur or construction is delayed for any period of time for any reason whatsoever so that Completion of Improvements cannot be accomplished in the reasonable judgment of Lender on or before the Completion Date except where such delay is due to Force Majeure and resumption of construction is achieved as soon as reasonably possible.

10.11. Bankruptcy of Borrower. Borrower shall fail to pay its debts as they become due, or shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition under any chapter of the Federal Bankruptcy Code or any similar law, state or federal, now or hereafter existing, or shall become “insolvent” as that term is generally defined under the Federal Bankruptcy Code, or shall in any involuntary bankruptcy case commenced against it file an answer admitting insolvency or inability to pay its debts as they become due, or shall fail to obtain a dismissal of such case within 90 days after its commencement or convert the case from one chapter of the Federal Bankruptcy Code to another chapter, or be the subject of an order for relief in such bankruptcy case, or be adjudged bankrupt or insolvent, or shall have a custodian, trustee or receiver appointed for, or have any court take jurisdiction of its property, or any part thereof, in any voluntary proceeding for the purpose of reorganization, arrangement, dissolution or liquidation and such custodian, trustee or receiver shall not be discharged, or such jurisdiction shall not be relinquished, vacated or stayed within 90 days of the appointment.

10.12. Attachment. Any part of Lender’s commitment to make the Advances hereunder shall at any time be subject or liable to attachment, seizure, garnishment or levy at the suit of any creditor of Borrower or at the suit of any Contractor or creditor of the Contractor and such attachment, seizure, garnishment, or levy is not terminated or released within a period of 20 days following receipt by Borrower of notice of such attachment, seizure, garnishment, or levy.

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10.13. Destruction. Any part of the Project is materially damaged or destroyed by fire or other casualty and within 10 days thereafter (a) the loss shall prove not to be adequately covered by (a) insurance actually collected or in the process of collection and (b) additional Owner Equity funds deposited with Lender and (b) construction does not or cannot continue in a timely manner after such loss such that the Project shall be completed by the Completion Date.

10.14. Eminent Domain. The Premises shall be the subject of condemnation by a Governmental Authority in an eminent domain proceeding or a temporary taking adverse to Borrower that delays the construction of the Project beyond the Completion Date or prevents the construction of the Project in accordance with the Contract Documents.

10.15. Change in Borrower Status. If either Borrower shall be dissolved, liquidated or wound up or shall fail to maintain its existence as a going concern in good condition; in the event of an administrative dissolution by the Secretary of State of Delaware if a reinstatement does not occur within a period of 15 days following receipt by Borrower of notice of such dissolution.

10.16. Default under Construction Contract(s) or Architect’s Contract. If Borrower shall fail to meet or perform any condition of any Construction Contract(s) or the Architect’s Contract to which it is a party prior to the expiration of any applicable grace period which results in a breach of the Construction Contract(s) or the Architect’s Contract or such Construction Contract(s) or Architect’s Contract shall be terminated by the Contractor(s) or Architect.

10.17. Default under Management Agreement. If Borrower or any Manager shall fail to meet or perform any condition of any Management Agreement pertaining to the Project prior to the expiration of any applicable grace period or such Management Agreement shall be terminated.

Article XI
REMEDIES OF LENDER

11.1. Exercise of Rights. Upon the Event of Default Lender may at its option exercise one or more of the following:

(a) Acceleration. Accelerate the repayment of the Loan.

(b) Foreclosure. Exercise any of the various remedies provided in any of the Loan Documents, including the foreclosure of the Mortgage.

(c) Cumulative Rights. Cumulatively exercise all other rights, options, and privileges provided by law or in any other instrument or document given to Lender in connection with the Loan.

(d) Cease Making Advances. Cease making Advances and may instruct Title Company to refrain from making any Advances under the Disbursing Agreement but Lender may instruct Title Company to make Advances after the happening of any such event without thereby waiving the right to refrain from making other further Advances or to exercise any of the other rights Lender may have.

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(e) Receiver. Seek the appointment of a receiver to take possession of the Project and to operate the Project and to complete the Project.

(f) Rights to Enter and Complete. To the extent permitted under applicable law, require Borrower to vacate the Premises and Lender may, at its election, (whether prior to any sale pursuant to a foreclosure of the Mortgage or during any period of redemption) either through itself, its agents or a receiver appointed by a court of competent jurisdiction:

(i) Do all things necessary to protect its interest in the Project and the security afforded the Loan by a completed Project;

(ii) Enter into possession;

(iii) Perform or cause to be performed any and all Work and labor necessary to complete the Project;

(iv) Employ security personnel to protect the Premises;

(v) Take such action as necessary to prevent waste;

(vi) Comply with, effect a cure under and/or prevent a failure or default under any Lease of the Premises; and/or

(vii) Comply with, effect a cure under and/or prevent a failure or default under the Construction Contract(s);

and in furtherance thereof Borrower irrevocably, absolutely and unconditionally agrees that Lender may disburse that portion of the Loan not previously disbursed (including any Retainage) and such amounts as Lender may deem necessary or appropriate to complete the Project and to protect the Project and the lien of the Loan Documents and to do all of the things in connection with the Project which Borrower may do on its own behalf and hereby appoints Lender as its attorney in fact to perform the foregoing. It is understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked by death or otherwise. Said attorney-in-fact shall also have power to prosecute and defend all actions and proceedings in connection with the construction of the Project and to take such action and require such performance as it deems necessary. In accordance therewith, Borrower hereby assigns and quitclaims unto Lender all sums to be advanced hereunder including Retainage. Any funds so disbursed or fees or charges so incurred shall be included in any amount necessary for Borrower to pay to redeem the Premises after any foreclosure sale over and above and notwithstanding the bid price at any foreclosure sale. BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE FAILURE TO COMPLETE THE PROJECT WILL SUBJECT LENDER TO IRREPARABLE HARM AND LOSS INCLUDING THE LOSS OF THE COMPLETED PROJECT AS SECURITY FOR THE LOAN AND EXPRESSLY COVENANTS AND AGREES THAT IT WILL COOPERATE WITH LENDER IN LENDER’S EXERCISE OF ITS REMEDIES HEREUNDER, WILL NOT OBJECT OR CONTEST THE EXERCISE OF LENDER’S REMEDIES HEREUNDER AND EXPRESSLY WAIVES AND RELINQUISHES ANY RIGHT NOW OR HEREAFTER EXISTING AT LAW, IN EQUITY, OR BY STATUTE TO OBJECT TO THE EXERCISE BY LENDER OF ALL OR ANY OF THE AFORESAID REMEDIES. BORROWER ACKNOWLEDGES, THAT IT IS REPRESENTED BY COUNSEL AND THE REMEDIES HEREIN AND THE CONTENT AND EFFECT OF THIS WAIVER HAVE BEEN FULLY DISCUSSED WITH, AND EXPLAINED BY COUNSEL AND EXECUTES AND DELIVERS THIS WAIVER ONLY UPON A FULL UNDERSTANDING OF THE SAME AND THE RIGHTS WAIVED HEREUNDER. BORROWER FURTHER UNDERSTANDS THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT IN RELIANCE UPON THIS WAIVER AND THE RIGHT TO EXERCISE SUCH REMEDIES AND BUT FOR SUCH WAIVER WOULD NOT MAKE THE LOAN.

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11.2. Rights Cumulative. No right or remedy by this Agreement or by any Loan Document or instrument delivered by Borrower pursuant hereto, conferred upon or reserved to Lender shall be or is intended to be exclusive of any other right or remedy and each and every right and remedy shall be cumulative and in addition to any other right or remedy or now or hereafter arising at law or in equity or by statute. Except as Lender may hereafter otherwise agree in writing, no waiver by Lender of any breach by or default of Borrower of any of its obligations, agreements, or covenants under this Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other obligation, agreement or covenant, nor shall any forbearance by Lender to seek a remedy for such breach be deemed a waiver of its rights and remedies with respect to such a breach, nor shall Lender be deemed to have waived any of its rights and remedies unless it be in writing and executed with the same formality as this Agreement. Upon any nonpayment or nonperformance of any of the Indebtedness Secured Hereby, Lender may proceed directly to enforce hereunder the payment of any amounts owing by Borrower under any Loan Document, as applicable.

Article XII
INTENTIONALLY OMITTED

Article XIII
GENERAL CONDITIONS AND ADDITIONAL PROVISIONS

13.1. Rights of Third Parties. All conditions of the obligations of Borrower hereunder are imposed solely and exclusively for the benefit of Lender and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof, and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it desirable to do so. In particular, Lender makes no representations and assumes no duties or obligations as to third parties concerning the quality of the construction of the Improvements or the absence therefrom of defects. In this connection, Borrower agrees to, and shall indemnify Lender from any liability, claims, or losses resulting from the disbursement of the Loan proceeds or from the condition of the Premises whether related to the quality of construction or otherwise and whether arising during or after the term of the Loan made by Lender to Borrower in connection therewith. This provision shall survive the repayment of said Loan and shall continue in full force and effect so long as the possibility of any such liability, claims or losses exists.

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13.2. Evidence of Satisfaction of Conditions. Any condition of this Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition the existence or non-existence, as the case may be, of such fact or facts, and Lender shall, at all times, be free independently to establish to its satisfaction and in its absolute discretion such existence or non-existence at its sole cost and expense except as otherwise expressly provided in the Loan Documents.

13.3. Assignment. Borrower may not assign this Loan Agreement or any of its rights or obligations hereunder, or any of the other Loan Documents, including the right to an Advance, without the prior written consent of Lender.

13.4. Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors and assigns of such parties shall be included and all covenants and agreements contained in this Agreement by or on behalf of Borrower, or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns, whether so expressed or not.

13.5. Headings. The headings of the sections, paragraphs and subdivisions of this Agreement are for the convenience of reference only, and are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

13.6. Invalid Provisions to Affect No Others. If fulfillment of any provision hereof, or any transaction related thereto at the time performance of any such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and such clause or provision shall be deemed invalid as though not herein contained, and the remainder of this Agreement shall remain operative in full force and effect.

13.7. Number and Gender. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

13.8. Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought.

13.9. Notices. Any notices and other communications permitted or required by the provisions of this Agreement (except for email or telephone notices expressly permitted) shall be in writing and shall be deemed to have been properly given or served by depositing the same with the United States Postal Service, or any official successor thereto, designate as Certified Mail, Return Receipt Requested, bearing adequate postage, or deposited with reputable private courier or overnight delivery service, and addressed as follows:

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Each notice to Lender shall be addressed as follows:

Hiawatha National Bank

777 Walton Drive, PO Box 337

Plymouth, WI 53073

Attn: Max J. Scheuer, Senior Lending Officer

Email:

and a copy to:

Seth N. Kahn

Managing Director

Northland Networks, Inc.

150 South 5th Street, Suite 3300

Minneapolis, MN 55402

Email:

and a copy to:

Stinson LLP

Attn: Michael T. Hatting

50 South Sixth Street, Suite 2600

Minneapolis, MN 55402

Email:

Each notice to Borrower shall be addressed as follows:

AMMO, Inc.

Firelight Group I, LLC

7681 East Gray Road

Scottsdale, AZ 85260

Attn: Rob Wiley, CFO

Email:

with copy to:

Steimle Birschbach

Attn: Andrew Steimle, Attorney

21 Maritime Drive PO Box 2225

Manitowoc, WI 54221-2225

Email:

Each such notice shall be effective three (3) days after being deposited or delivered as aforesaid. The time period within which a response to any such notice must be given, however, shall commence to run from the date of receipt of the notice by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice sent. By giving to the other party hereto at least 10 days’ notice thereof, either party hereto shall have the right from time to time to change its address and shall have the right to specify as its address any other address within the United States of America.

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13.10. Governing Law. Notwithstanding the place of execution of this instrument, the parties to this instrument have contracted for Wisconsin law to govern this instrument and it is controllingly agreed that this instrument is made pursuant to and shall be construed and governed by the laws of the State of Wisconsin without regard to the principles of conflicts of law.

13.11. Consent to Jurisdiction. Borrower submits and consents to personal jurisdiction of the Courts of the State of Wisconsin and United States District Court for the Eastern District of Wisconsin for the enforcement of this instrument and waives any and all personal rights under the laws of any state or the United States of America to object to jurisdiction in the State of Wisconsin or to transfer or change the venue of any litigation brought against Borrower by Lender in accordance with this paragraph. At Lender’s election, (a) litigation may be commenced in, and (b) all actions or proceedings in any way, manner, or respect arising out of or from or related to this Agreement or the other Loan Documents shall be litigated only in, any state court of general jurisdiction for the State of Wisconsin or a United States District Court located in that state, at the election of Lender. Nothing contained herein shall prevent Lender from bringing any action against any other party or exercising any rights against any security given to Lender, or against Borrower personally, or against any property of Borrower, within any other state. Commencement of any such action or proceeding in any other state shall not constitute a waiver of consent to jurisdiction or of the submission made by Borrower to personal jurisdiction within the State of Wisconsin.

13.12. Jury Trial Waiver. Borrower hereby irrevocably waives the right to trial by jury with respect to any action in which Borrower is a party.

13.13. Participation. Without Borrower’s consent, Lender may in its sole and exclusive discretion issue participations in the Loan and/or assign all or a portion of its obligations to make the Loan to participant(s) in the Loan or other lenders. Without Borrower’s consent, Lender may assign its rights hereunder to any such participant(s) or assignee(s) who shall have the rights of Lender hereunder and may divulge all information received by it from Borrower or any other source, including but not limited to information relating to the Loan, to the Project to Borrower, and to any such participant(s) or other lenders, and Borrower shall cooperate with Lender in satisfying the reasonable requirements of any such participant(s) or other lenders for consummating such a purchase or participation.

13.14. Lender may in its sole and exclusive discretion issue participations in the Loan and/or assign all or a portion of its obligations to make the Loan to participant(s) in the Loan or other lenders provided, unless released by Borrower, Lender shall at all times remain directly obligated to Borrower to perform the obligations of Lender hereunder. Upon notice to Borrower by Lender, Lender may assign its rights hereunder to any such participant(s) or assignee(s) who shall have the rights of Lender hereunder. Lender may divulge all information received by it from Borrower or any other source, including but not limited to information relating to the Loan, to the Project and to Borrower, to any such participant(s) or other lenders, and Borrower shall cooperate with Lender, at Lender’s expense, in satisfying the reasonable requirements of any such participant(s) or other lenders for consummating such a purchase or participation.

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13.15. Counterparts. This instrument may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart. The signatures to this instrument may be executed on separate pages and when attached to this instrument shall constitute one complete document.

13.16. JOINT AND SEVERAL LIABILITY. BY SIGNING THIS AGREEMENT, AMMO AND FIRELIGHT AGREE THAT EACH IS LIABLE, JOINTLY AND SEVERALLY, FOR THE PAYMENT OF THE NOTE AND ALL OBLIGATIONS OF BORROWER UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THAT THE LENDER CAN ENFORCE SUCH OBLIGATIONS AGAINST AMMO AND/OR FIRELIGHT IN THE LENDER’S SOLE AND UNLIMITED DISCRETION.

IN WITNESS WHEREOF, Borrower has signed and delivered this Construction Loan Agreement as of the Effective Date.

BORROWER:

AMMO INC.,
a Delaware corporation

By:
Name:	Fred W. Wagenhals
Its:	CEO and Chairman of the Board

FIRELIGHT GROUP I, LLC,
a Delaware limited liability company

By:
Name:	Fred W. Wagenhals
Title:	Chairman and CEO of AMMO, Inc.
Its:	Sole Member/Manager

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IN WITNESS WHEREOF, Lender has signed and delivered this Construction Loan Agreement as of the Effective Date.

LENDER:

HIAWATHA NATIONAL BANK
a national banking association

By:
Name:	James W. Meisser
Its:	President/CEO

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TABLE OF EXHIBITS

Exhibit A – Total Project Cost Statement

Exhibit B – Insurance Requirements

Exhibit C – Legal Description of Premises

Exhibit D – Request For Funds Form

Exhibit E – Form of Compliance Certificate

Exhibit F – Debt Service Coverage Ratio Certificate

Exhibit G – Site Plan

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